EXHIBIT 32.2 SECTION 1350 CERTIFICATION

The undersigned herby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Annual Report on Form 10-K, that:

o the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

o the information contained in the report fairly presents, in all material respects, the company's financial condition and results of operation.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. [paragraph]1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Juniata Valley Financial Corporation, and will be retained by Juniata Valley Financial Corp., and furnished to the Securities and Exchange Commission or its staff upon request.



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Linda L. Engle, Executive VP & CFO



Dated:
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